UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 7, 2011
Allegheny Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-12001	25-1792394

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Six PPG Place, Pittsburgh, Pennsylvania	15222-5479

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(412) 394-2800
N/A

(Former name or former address, if changed since last report).
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On January 7, 2011, Allegheny Technologies Incorporated (the “Company”) completed its offering and sale of $500,000,000 aggregate principal amount of the Company’s 5.950% Senior Notes due 2021 (the “Notes”). The offering and sale of the Notes was made pursuant to the Company’s shelf registration statement filed with the Securities and Exchange Commission.
     The Notes were issued pursuant to the Indenture, dated June 1, 2009 (the “Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the Third Supplemental Indenture, dated January 7, 2011 (the “Supplemental Indenture”), between the Company and the Trustee.
     The Notes will accrue interest at the rate of 5.950% per annum, with interest payable in cash semi-annually in arrears on each January 15 and July 15, commencing July 15, 2011. The Notes will mature on January 15, 2021.
     The Company may redeem the Notes, at any time and from time to time, prior to October 15, 2020, in whole or in part, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes being redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest with respect to the Notes being redeemed (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis plus a “make-whole” premium, in either case plus accrued interest on the principal amount of the Notes being redeemed to the redemption date. On and after October 15, 2020, the Company may redeem the Notes, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the principal amount of the Notes being redeemed to the redemption date. If the Company undergoes a change of control repurchase event, holders may request that the Company repurchase the Notes, in whole or in part, for cash at a price equal to 101% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest to the repurchase date. If the Company does not consummate its acquisition of Ladish & Co., Inc. on or prior to June 30, 2011 or if the merger agreement related to that acquisition is terminated on or prior to June 30, 2011, the Company will redeem 50% of the aggregate principal amount of the outstanding Notes on a pro rata basis at a redemption price equal to 102% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest from the date of initial issuance to the redemption date.
     If an event of default with respect to the Notes occurs, the principal amount of the Notes, plus premium, if any, and accrued and unpaid interest may be declared immediately due and payable, subject to certain conditions. These amounts automatically become due and payable in the case of certain types of bankruptcy, insolvency or reorganization events of default involving the Company.
     The foregoing is a summary of the material terms and conditions of the Indenture, as supplemented by the Supplemental Indenture, and is not a complete discussion. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Indenture and the Supplemental Indenture. The Indenture was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 3, 2010, and such exhibit is incorporated herein by reference. The

Supplemental Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. A form of Note is included in Exhibit 4.1 to this Current Report on Form 8-K. The opinion of the Company’s counsel as to the validity of the Notes is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit 4.1	Third Supplemental Indenture, dated January 7, 2011, between Allegheny Technologies Incorporated and The Bank of New York Mellon, as Trustee.
Exhibit 4.2	Form of 5.950% Senior Note due 2021 (included in Exhibit 4.1).
Exhibit 5.1	Opinion of K&L Gates LLP with respect to the validity of the 5.950% Senior Notes due 2021.
Exhibit 23.1	Consent of K&L Gates LLP (included in Exhibit 5.1).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY TECHNOLOGIES INCORPORATED
By:	/s/ Jon D. Walton
Jon D. Walton
Executive Vice President, Human Resources, Chief Legal and Compliance Officer and Corporate Secretary

Dated: January 7, 2011